UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

November 8, 2017

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

__________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 8, 2017, we held our Annual Meeting of Shareholders at which the shareholders voted (i) for the election of Immanuel Thangaraj, Bruce F. Wesson, Robert B. Jones, William G. Skelly and George K. Ross to our Board of Directors for one-year terms; (ii) for an advisory resolution to approve executive compensation; (iii) for an advisory resolution setting the frequency of the vote to approve executive compensation at three years; (iv) for the adoption of the 2017 Restricted Stock Unit Award Plan; and (v) for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2017 fiscal year ending December 31, 2017.

The results of the voting with respect to each matter voted upon, as applicable, are set forth below.

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Robert B. Jones	11,251,595	602,245	4,902,130
Bruce F. Wesson	11,274,959	578,881	4,902,130
William Skelly	11,282,024	571,816	4,902,130
Immanuel Thangaraj	11,280,171	573,669	4,902,130
George Ross	11,276,211	577,629	4,902,130

2. Advisory Resolution Approving Executive Compensation

For	Against	Abstentions	Broker Non-Votes
11,214,235	621,846	17,759	4,902,130

3. Advisory Resolution On Frequency of Vote on Executive Compensation

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
649,512	53,991	11,135,660	14,677	4,902,130

4. Adoption of the 2017 Restricted Stock Unit Award Plan

For	Against	Abstentions	Broker Non-Votes
11,179,575	655,852	18,413	4,902,130

5. Ratification of Independent Registered Public Accounting Firm for 2017 Fiscal Year:

For	Against	Abstentions	Broker Non-Votes
16,477,177	233,766	45,027	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: November 8, 2017